UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2009 (January 21, 2009)

Brown Shoe Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2009 (the “Initial Form 8-K”) to include additional information on costs associated with exit or disposal activities permitted pursuant to Item 2.05 of Form 8-K to be excluded from the Initial Form 8-K and filed by an amendment to the Initial Form 8-K no later than four days after the date on which a determination is made of estimated or a range of estimated amounts expected to be incurred in connection with the action.  Except as stated in this Form 8-K/A, no other changes are being made to the Initial Form 8-K.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 21, 2009, the Company announced expense and capital containment initiatives to proactively position itself for continued challenges in the retail environment. These initiatives, which include changes in compensation structure, rationalization of operating expenses, the closing of certain functions at its Fredericktown, MO distribution center, and other workforce reductions.  On February 5, 2009, the Company provided an update on its expense reduction initiatives and announced that such  initiatives are now expected to yield annual savings in the range of $28 million to $31 million.  The workforce reduction program is expected to affect 12 to 14 percent of the Company’s domestic workforce in business areas across the enterprise, excluding stores and distribution centers. Associate separations are beginning in February, with final dates of employment determined on an individual basis and driven by business need.

Costs related to these expense initiatives are currently anticipated to be in the range of $27 million to $30 million (of which approximately $5 million to $6 million will be non-cash), the majority of which will be incurred in the Company's fourth quarter of fiscal 2008, and the remainder will be completed by the end of fiscal 2009.  The anticipated expenses by category are as follows:

Expense category	Estimate of pre-tax expenses
People-related costs, including severance and other costs	$21.5 - $22.5 million
Facility-related costs	$4.5 - $6.0 million
Other	$1.0 - $1.5 million
Total	$27.0 - $30.0 million

Actual expenses could differ from these estimates.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains certain forward-looking statements and expectations regarding the Company’s future performance. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include, among other things, (i) the preliminary nature of estimates of the costs and benefits of the Company’s expense and capital containment initiatives, which are subject to change as the Company makes decisions and refines these estimates over time; (ii) potential disruption to the Company’s business and operations as it implements its workforce reduction initiatives; and (iii) the timing and uncertainty of activities and costs related to expense and capital containment initiatives, software implementation and business transformation. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 2, 2008, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
Date: February 6, 2009	By:	/s/ Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary